ALLBRITTON COMMUNICATIONS COMPANY                PRESS RELEASE
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For further information contact:                 FOR IMMEDIATE RELEASE
Christopher Pike - 202-364-7800                  March 6, 2002



                     WJLA-TV and NewsChannel 8 To Co-Locate

       Stations to Provide the Largest Electronic News Team in Washington



         Washington,  D.C. --- Allbritton Communications Company announced today that it will co-locate the newsgathering capabilities of ABC-7 (WJLA-TV) and its sister  company,  NewsChannel 8 to create the largest  electronic  newsgathering team in the  Washington  region.  The two stations  will  converge in new studio facilities currently under construction in the landmark Twin Towers buildings in

Rosslyn,  Virginia.  The  combination,  which is targeted for summer  2002,  was announced to both stations by the company's Chairman, Robert L. Allbritton.


         "We constantly  search for the improvements in technology that can give our  stations  strong and  efficient  means to  improve  their  product.  Recent innovations  in digital  capabilities  will  allow us to join the  extraordinary forces of WJLA and  NewsChannel  8 under  one roof to create a truly  impressive newsgathering  organization,"  Allbritton  said.  "We will take the  service now provided to our Washington,  Virginia and Maryland  viewers to new levels,  both technologically and organizationally."


         ABC-7 and NewsChannel 8 have been commonly  controlled  since 1991 when

NewsChannel  8 began  service  as one of the  first  24-hour  local  cable  news services in the nation. They have been operated separately, however --


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WJLA from studios in Washington and NewsChannel 8 from Springfield, Virginia.


         Christopher  Pike,  ABC-7's current General Manager,  who will lead the combined  stations,  added,  "Our  goal is to take  advantage  of the  synergies created by the combination of elements of NewsChannel 8 and WJLA,  allowing both

to  build  on  each  other's   strengths  using   state-of-the-art   facilities.

Importantly,  the  stations'  individual  identities  will remain  separate  and unique. NewsChannel 8 will continue to be the dedicated 24-hour cable source for local and regional news and  information.  WJLA will bring its highly  acclaimed regional news and investigative strengths to the joint newsgathering group. "


         John  Hillis,  NewsChannel  8's  current  President,  who will  move to

Allbritton's  corporate rolls, added, "This is a move we've long envisioned as a logical  strategic  partnering in this  news-hungry  market.  The stars have now finally aligned to make it work. "


         The  combined  organization  will pool  newsgathering  as well as other station operations including administration, finance, operations, promotions and human resources.  Both NewsChannel 8 and ABC-7 will maintain their own dedicated sales  staffs  and there will be  separate  programming  and  unique  production identities,  including  distinct  on-air  looks,  separate  studios  and  talent tailored to the special missions of each channel.


         Frederick J. Ryan, Jr., President of Allbritton,  noted that "This will be one of the most  technologically  advanced news operation in the country. The joint resources of these two stations will create a news capability without peer in the Washington market. With a ten-year commitment from our cable partners for both ABC-7 and  NewsChannel  8, we are  investing  in a new



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product that will be unmatched in this important community. "


         In addition to owning WJLA and NewsChannel 8, Allbritton Communications

Company will continue to be the parent company to ABC-affiliated stations in six other markets including:  Harrisburg, PA (WHTM),  Roanoke-Lynchburg,  VA (WSET),

Charleston,  SC  (WCIV),  Birmingham-Tuscaloosa-Anniston,  AL  (WCFT/WJSU/WBMA),

Little Rock, AR (KATV) and Tulsa, OK (KTUL).


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